Page 29 of 67 Pages

                                    EXHIBIT J

                             NOTE EXCHANGE AGREEMENT


          AGREEMENT dated as of January 26, 1998 among Quantum Industrial Partners LDC, a Cayman Islands exempted limited liability duration company ("QIP") and T/F Purifiner, Inc., a Delaware corporation (the "Company").


                               W I T N E S S E T H

          WHEREAS, pursuant to a certain Securities Purchase Agreement dated June 19, 1997 by and between QIP and the Company, QIP purchased from the Company, among other things, a promissory note in the original principal amount of $2,000,000 dated as of June 19, 1997, a copy of which is attached hereto as Exhibit A (the "Original Note");
---------

          WHEREAS,   the  Company   desires  to  issue  the  Exchange  Note  (as
hereinafter defined) in payment for the Original Note and has requested that QIP accept the exchange; and

          WHEREAS, QIP is willing to exchange the Original Note for the Exchange Note on the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          1.1 Definitions. The following terms, as used herein, have the following meanings:

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

          "Common Stock" means the Common Stock, par value $.001 per share, of the Company.

          "Encumbrances" means all voting trusts, arrangements, stockholder agreements, proxies, liens, encumbrances, transfer restrictions, preemptive rights, security, interests or community property rights.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange  Note"  shall  have the  meaning  set forth in  Section  2.1 hereof.

          "Material Adverse Effect" means a material adverse effect on the assets, properties, business, prospects, operations or condition, financial or otherwise, of the Company.




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                                                             Page 30 of 67 Pages

          "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Registration Agreement" means the Registration Rights Agreement between the Company and QIP dated as of June 19, 1997, as amended by that amendment dated as of the date hereof (the "Amendment"), in the form attached hereto as Exhibit B.

          "SEC Documents" means all documents required to have been filed by the Company with the SEC under Sections 13, 14(a) and 15(d) of the Exchange Act since its registration of its Common Stock under Section 12(g) of the Exchange Act.

          "Securities Act" means the Securities Act of 1933, as amended.


                                   ARTICLE II

                                PURCHASE AND SALE

          2.1 Exchange of the Original Note. The Company hereby agrees to issue the Company's 12% Senior Subordinated Convertible Note in the aggregate principal amount of $2,000,000, in the form attached hereto as Exhibit C (the
"Exchange Note"), in exchange for the Original Note, subject to the terms and conditions herein set forth, and QIP hereby agrees to exchange the Original Note for the Exchange Note, subject to the terms and conditions herein set forth.

         2.2 Closing. The closing (the "Closing") of the issuance of the Exchange Note in exchange for the Original Note shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.LP., 590 Madison Avenue, New York, New York 10022 on the date hereof. All transactions at the Closing shall be deemed to take place simultaneously. At the Closing:

          (a)  QIP shall deliver to the Company the Original Note duly endorsed.

          (b) The Company shall issue and deliver to QIP the Exchange Note duly registered in the name of QIP.

          (c) The Company shall deliver to an account designated by Akin, Gump, Strauss, Hauer & Feld, L.L.P., the amounts owed it pursuant to Section 6.2.

          Additionally, in connection with the closing of the transactions contemplated hereby, the Company and QIP shall enter into the Amendment and each shall make the closing deliveries required thereby pursuant to Article VI, Closing Deliveries.

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                                                             Page 31 of 67 Pages

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to QIP that:

          3.1 Corporate Existence and Power; Capitalization. The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now being conducted. The Company has no subsidiaries. The Company is authorized or duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary. The capitalization of the Company as of the date hereof is set forth on Schedule 3.1 hereto. The SEC Documents describe accurately all outstanding stock options, warrants and other rights to purchase any equity securities of the Company. Except as set forth on Schedule 3.1, there are no outstanding options, warrants, rights to subscribe to, or securities or rights convertible or exercisable into or exchangeable for any shares of capital stock of the Company or arrangements by which the Company is or may become bound to issue additional shares of its capital stock other than pursuant to the Exchange Note.

          3.2 Corporate Authorization. The execution, delivery and performance by the Company of this Agreement, the Exchange Note and the Amendment and the consummation by the Company of the transactions contemplated hereby and thereby, are within the Company's corporate power and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement, the Exchange Note and the Amendment have each been duly and validly executed by the Company and constitute the valid and binding agreements of the Company, each enforceable against the Company in accordance with its terms.

          3.3 Governmental and Court Authorization. The execution, delivery and performance by the Company of this Agreement, the Exchange Note and the Amendment require no consent, approval or authorization of, or filing, registration or qualification with, any governmental body, agency, official, court or other authority that has not been obtained or made.

          3.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement, the Exchange Note and the Amendment do not and will not (A) contravene or conflict with the Company's certificate of incorporation or by-laws, or (B) (i) contravene or conflict with or constitute a violation of any provision of any federal or state law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, (ii) require any consent, approval or other action by any Person or constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement, contract, indenture, lease or other instrument binding upon the Company or any license, franchise, permit or other similar authorization held by the Company or (iii) result in the creation or imposition of any Encumbrances on the Exchange Note.

          3.5 SEC Documents; Disclosure Documents. Each report or proxy statement delivered to QIP is a true and complete copy of such document as filed by the Company with the SEC. The Company has delivered to QIP all SEC Documents

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                                                             Page 32 of 67 Pages

filed with the SEC since January 1, 1994. The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Exchange Act since its registration of its Common Stock under Section 12(g) of the Exchange Act. As of their respective filing dates, all SEC Documents filed by the Company with the SEC complied in all material respects with the Exchange Act or the Securities Act, as applicable. None of the SEC Documents as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial
Statements") complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

          3.6 Due Authorization and Validity of the Exchange Note. The Exchange Note has been duly authorized and when delivered against payment therefor as contemplated hereby will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights. The Common Stock issuable upon conversion of the Exchange Note has been reserved for issuance and, when issued upon conversion of the Exchange Note, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

          3.7 Absence of Certain Changes. Except for liquidity issues which have been fully disclosed by the Company to QIP, in connection with QIP's representation on the Board of Directors of the Company or otherwise, since September 30, 1997, there has been no Material Adverse Effect.

          3.8 Litigation. Except as set forth in the SEC Documents or as set forth in Schedule 3.8, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of their respective properties before any court or arbitrator or any governmental body, agency, official or authority which (i) could reasonably be expected to have a Material Adverse Effect or (ii) in any manner would enjoin, alter, call into question, affect or delay the transactions contemplated by this Agreement.

          3.9 FIRPTA. The Company is not a "United States real property holding corporation" within the meaning of Section 896(c)(2) of the Internal Revenue Code of 1986, as amended.

          3.10 No Undisclosed Liabilities. The Company has no liabilities or obligations not disclosed in the SEC Documents and those incurred in the ordinary course of the Company's business since September 30, 1997.

          3.11 No Brokers. The Company has taken no action which would give rise to any claim by any Person for brokerage commissions, finders' fees or similar payments by QIP relating to this Agreement or the transactions contemplated thereby.

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                                                             Page 33 of 67 Pages

          3.12 Disclosure. No representation, warranty or statement made by the Company in this Agreement, the Registration Agreement or any agreement, certificate, statement or document furnished by or on behalf of the Company in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, misleading.

          3.13 Transactions with Affiliates. Except as set forth in the SEC Documents or as set forth in Schedule 3.13, there are no business relationships or related party transactions that would be required to be disclosed therein by
Item 404 of Regulation S-K of the SEC that are not so disclosed.

          3.14 Intellectual Property. Except as disclosed in the SEC Documents or Schedule 3.14 hereto:

               (a) the Company owns, possesses, controls or is licensed under, such patents (or applications therefor), trademarks and service marks (and registrations thereof), copyrights (and registrations thereof), utility models, inventions, know-how, trade secrets, and other intellectual property (all of aforesaid referred to as "Necessary Intellectual Property Rights") as are necessary for the operation of the business now conducted or operated by the Company, including but not limited to the property listed on Schedule 3.14;

               (b) to the knowledge of Company all Necessary Intellectual Property Rights are valid and subsisting and the Company is unaware of any fact which, individually or in the aggregate, would materially detrimentally affect the validity, ownership or enforceability of the Necessary Intellectual Property Rights;

               (c) the Company is not aware of, or has not received notice of, any asserted right with respect to any of the Necessary Intellectual Property Rights which, if determined unfavorably with respect to the interests of the Company would have a Material Adverse Effect;

               (d) the Company is unaware of any patent, trademark, copyright or other intellectual property license to which the Company is a party as licensor or licensee, which has been revoked, terminated or canceled, or which is likely or subject to being revoked, terminated or canceled, where the revocation, cancellation or termination would have a Material Adverse Effect; and

               (e) the Company has not been notified or advised, has not been the recipient of a claim, or is otherwise not aware, that any activity of the Company infringes or violates the patent, trademark, copyright or other intellectual property right of any third party.

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                                                             Page 34 of 67 Pages

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF QIP

          QIP hereby represents and warrants, to the Company as of the date hereof that:

          4.1 Organization; Existence. QIP is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and QIP has all necessary corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now being conducted.

          4.2 Corporate Authorization. The execution, delivery and performance by QIP of this Agreement and the Amendment and the consummation by QIP of the transactions contemplated hereby and thereby are within QIP's corporate powers and have been duly authorized by all necessary corporate or other action on the part of QIP.

          4.3 Governmental and Court Authorization. The execution, delivery and performance by QIP of this Agreement and the Amendment require no consent, approval or authorization of, or filing, registration or qualification with, any governmental body, agency, official, court or authority that has not been obtained or made.

          4.4 Non-Contravention. The execution, delivery and performance by QIP of this Agreement and the Amendment do not and will not (A) contravene or conflict with the certificate of incorporation or bylaws of it or (B) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to it.

          4.5  Purchase for Investment; Legends.

          (a) The Exchange Note is being acquired for its own account, and not with a view to public distribution in violation of the Securities Act. Notwithstanding the foregoing, QIP shall have the right at all times to sell or otherwise dispose of all or any part of the Exchange Note or the Common Stock issuable upon conversion of the Exchange Note pursuant to a registration, or exemption therefrom, under the Securities Act. It is an "accredited investor" as defined in Rule 501 under the Securities Act.

          (b) Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Exchange Note (and all Common Stock issued in exchange therefor or substitution thereof) shall bear the following legend:

               THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

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                                                             Page 35 of 67 Pages



                                    ARTICLE V

                                    COVENANTS

          5.1 Registration. If and to the extent required by the Registration Agreement, the Company agrees that it will register the Common Stock issuable upon conversion of the Exchange Note for sale under federal and state securities laws in accordance with the Registration Agreement.

          5.2 Transactions with Affiliates. So long as the Exchange Note is outstanding, without QIP's written consent, the Company shall not conduct any business or enter into any transaction or series of similar transactions with any Affiliate of the Company or any legal or beneficial owner of 5% or more of any class of capital stock of the Company with an affiliate of such owner unless the terms of such business, transaction or series of transactions are set forth in writing and as favorable to the Company as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's length dealings with an unrelated third person. For purposes of this Section 5.2, the Buyer shall not be deemed to be an Affiliate. Notwithstanding the foregoing, so long as the Exchange Note is outstanding, the Company shall not make, or cause any other party to make, any loans to any shareholders of the Company. The Company further agrees that it will not enter into any transaction with any Affiliate or legal or beneficial owner of 5% or more of any class of capital stock of the Company or an Affiliate or family member of such person unless the terms of such transaction have been presented to and approved by the Board of Directors of the Company.

          5.3 Restricted Payments. So long as the Exchange Note is outstanding, the Company will not, without the prior written consent of QIP, (i) declare or pay any dividend or make any other payment or distribution on account of any capital stock of the Company, (ii) purchase redeem or otherwise acquire or retire for value any capital stock of the Company or (iii) except for indebtedness set forth on Schedule 5.3 that the Company is already committed to retiring, purchase, redeem, defease or otherwise acquire or retire for value any indebtedness that is subordinate or pari passu to the Note (each a "Restricted Payment").


                                   ARTICLE VI
                               CLOSING DELIVERIES

          Simultaneously with the execution and delivery of this Agreement, the following deliveries shall be made:

          6.1 Amendment to Registration Rights Agreement. QIP and the Company shall enter into the Amendment.

          6.2 Reimbursement. The Company shall have reimbursed QIP for its out-of-pocket costs and expenses incurred in connection with the closing of the transactions contemplated by this Agreement and the Amendment.


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                                                             Page 36 of 67 Pages

          6.3 Officer's Certificate. The Company shall deliver a certificate from its Secretary attesting to the authenticity of the following documents: (i) the certificate of incorporation of the Company; (ii) the by-laws of the Company; and (iii) the resolutions of the Company authorizing the issuance of the Exchange Note and the exchange of the Original Note therefore and the reservation of shares of Common Stock issuable upon conversion of the Exchange Note.

          6.4 Opinion. The Company shall cause Atlas, Pearlman, Trop & Borkson, P.A., to deliver to QIP an opinion in the form attached hereto as Exhibit C.
                                                                  ---------


                                   ARTICLE VII

                            SURVIVAL; INDEMNIFICATION

          7.1  Survival.   The  covenants,   agreements,   representations   and
warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing.

          7.2 Indemnification. The Company shall indemnify and hold harmless QIP (and its directors, officers, employees, Affiliates and permitted assigns) from and against all losses, liabilities, charges, damages, deficiencies, costs and expenses (including interest, penalties and attorney's fees and disbursements) (collectively, "Loss"), sustained or incurred by QIP based upon or arising out of (i) any inaccuracy or defect or breach of any representation or warranty by the Company in this Agreement or (ii) any failure by the Company to perform or observe any term or covenant of this Agreement or the Registration Agreement required to be performed by it, and will reimburse QIP for any reasonable legal or other expenses incurred by it in connection with the investigating or defending of any Loss.


                                        8

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                                                             Page 37 of 67 Pages

                                  ARTICLE VIII

                                  MISCELLANEOUS

          8.1 Notices. All notices, requests and other communications to any part hereunder shall be in writing (including telecopy or similar writing) and shall be effective upon receipt and shall be given, if to QIP, to:

                                    Quantum Industrial Partners LDC
                                    c/o Curacao Corporation Company, N.V.
                                    Kaya Flamboyan
                                    Willemstad, Curacao
                                    Netherlands, Antilles
                                    Fax: 599-9-322-001

                                    with a copy to:

                                    Soros Fund Management
                                    888 Seventh Avenue
                                    New York, New York  10106
                                    Attention: Michael Neus
                                    Fax: (212) 664-0544

                                    and

                                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    590 Madison Avenue
                                    New York, New York  10022
                                    Attention: Edward D. Sopher
                                    Fax: (212) 872-1002

                                    If the Company to:

                                    T/F Purifiner, Inc.
                                    3036 High Ridge Road
                                    Suite 100
                                    Boyton Beach, Florida  33426
                                    Attention:  Keith T.J. Hart
                                    Fax:  (561) 547-4025

                                    with a copy to:

                                    Atlas, Pearlman, Trop & Borkson, P.A.
                                    New River Center - Suite 1900
                                    200 East Los Olas Boulevard
                                    Fort Lauderdale, Florida  33301
                                    Attention:  Jim Schneider
                                    Fax:  (954) 523-1952

                                        9

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                                                             Page 38 of 67 Pages


or to such other address or Person as any of the parties may designate by written notice hereunder.

          8.2  Amendments: No Waivers.

          (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by QIP and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law;

          8.3 Expenses. All reasonable costs and expenses incurred by QIP in connection with this Agreement and the Amendment shall be paid by the Company.

          8.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

          8.5 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          8.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

          8.7 Entire Agreement. This Agreement, the Exchange Note and the Amendment constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement.

          8.8 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought against either of the parties in the courts of the State of New York in New York City, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York.


                                       10

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                                                             Page 39 of 67 Pages

          8.9 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

          IN   WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

                                             QUANTUM INDUSTRIAL PARTNERS LDC


                                             By:  ____________________________
                                                  Name:
                                                  Title:


                                             T/F PURIFINER, INC.


                                             By:  ____________________________
                                                  Name:
                                                  Title:



                                       11